EXHIBIT 10.22

[uDate.com Letterhead ]

Martin Clifford
Chief Operating Officer
Udate.com Limited
New Enterprise House
St. Helens St
Derby DE1 3GY

January 3, 2002

Dear Martin

TERMS OF EMPLOYMENT

It has come to the attention of uDate.com, Inc., a Delaware corporation (“uDate”), that the way in which “the Company” is defined within your Terms of Employment and Variation Agreement dated 13 July 2001, may not clearly reflect the parties intentions at the time the document was signed.

In order to clarify this and to enable uDate to deliver the recommendations of the Compensation Committee of uDate’s Board of Directors, as set forth in the minutes of 28 June 2001, I write to confirm the definition that was intended.

The words “the Company” contained within both Agreements are to be interpreted so as to mean “the Company and/or the Parent Company”.

The words “Parent Company” will mean uDate.com, Inc., a Delaware corporation, and the word “Company” will mean uDate.com Limited.

For the avoidance of any further doubt, the definition contained within the aforementioned Terms of Employment and Variation Agreement relating to “Transfer of Controlling Interest” is hereby amended and restated to read in its entirety as follows:

“ (i) the sale of or grant of a right to acquire or dispose of or any other transfer of (whether by a single transaction or a series of transactions) a Controlling Interest, (ii) a merger or consolidation in which the Parent Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Parent Company is incorporated, or (iii) any reverse merger in which the Parent Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Parent Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.”

This letter amends the Contract of Employment, dated 9 May 2000, and the Terms of Employment and Variation Agreement, dated 13 July 2001, which agreements, except as amended as set forth above, remain in full force and effect.

Yours sincerely

UDATE.COM, INC	UDATE.COM LIMITED

/s/ Melvyn Morris	/s/ Melvyn Morris

Mel Morris President and Chief Executive Officer	Mel Morris Director

I understand and accept the variations to the definitions contained in the Service Agreement and letter of variation thereof set out in this letter.

Signed	/s/ Martin R. Clifford

Dated:	Jan. 3 2002